EXHIBIT 5.1

                     [Letterhead of Stubbs Alderton & Markiles, LLP]

                                     April 12, 2007

Tag-It Pacific, Inc.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367


Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Tag-It Pacific, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 2,922,500 shares of common stock (the "Shares") of the Company issuable pursuant to the Company's 1997 Stock Plan, as amended (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                           Respectfully submitted,

                                           /s/ Stubbs Alderton & Markiles, LLP
                                           -----------------------------------
                                           STUBBS ALDERTON & MARKILES, LLP